Provident Financial Services, Inc. Announces First Quarter Earnings

ISELIN, NJ, April 29, 2026 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $79.4 million, or $0.61 per basic and diluted share for the three months ended March 31, 2026, compared to $83.4 million, or $0.64 per basic and diluted share, for the three months ended December 31, 2025 and $64.0 million, or $0.49 per basic and diluted share, for the three months ended March 31, 2025. Net income for the three months ended March 31, 2026 was positively impacted by pre-provision, net revenue growth of 13.5%, or $12.9 million, when compared to the three months ended March 31, 2025, driven primarily by expanding net interest income and higher insurance agency income. Net income in the current quarter also benefited from a $2.1 million recapture of previous provisions for credit losses.

Anthony J. Labozzetta, President and Chief Executive Officer commented, “Provident delivered another strong quarter of financial performance, demonstrating the continued momentum in our business and the effectiveness of our strategic initiatives. Pre-provision, net revenue grew 13.5% year-over-year, driven by strong loan growth, modest margin expansion, and notable growth in insurance agency income. The bank’s loan pipeline of $3.1 billion sits at record levels, and we remain optimistic about continued earnings per share growth and compounding of tangible book value moving forward."
Performance Highlights for the First Quarter of 2026
•The Company's annualized adjusted returns on average assets, average equity and average tangible equity(1) were 1.29%, 11.21% and 16.58% for the quarter ended March 31, 2026, compared to 1.34%, 11.78% and 17.58% for the quarter ended December 31, 2025. A reconciliation between GAAP and the above non-GAAP ratios is shown on page 11 of the earnings release.
•The Company's annualized adjusted pre-provision, net-revenue returns on average assets, average equity and average tangible equity(2) were 1.75%, 15.25% and 20.93% for the quarter ended March 31, 2026, compared to 1.78%, 15.68% and 21.78% for the quarter ended December 31, 2025. A reconciliation between GAAP and the above non-GAAP ratios is shown on page 11 of the earnings release.
•The Company reported revenue of $225.2 million for the quarter ended March 31, 2026, comprised of net interest income of $193.7 million and record non-interest income of $31.5 million, compared to revenue of $225.7 million for the prior quarter and $208.8 million for the first quarter of 2025.
•Average interest-earning assets increased $264.1 million, or an annualized 4.70%, for the quarter ended March 31, 2026, versus the trailing quarter.
•The Company’s total commercial and industrial ("C&I") loan portfolio, excluding mortgage warehouse lines, increased $123.1 million, or 10.3% annualized, to $4.97 billion as of March 31, 2026, from $4.84 billion as of December 31, 2025. Additionally, the Company's total commercial loan portfolio, including mortgage warehouse lines, commercial mortgage, multi-family and construction loans, increased $161.2 million, or 3.9% annualized, to $17.09 billion as of March 31, 2026, from $16.93 billion as of December 31, 2025.
•The net interest margin decreased four basis points to 3.40% for the quarter ended March 31, 2026, from 3.44% for the trailing quarter, while the core net interest margin, which excludes the impact of purchase accounting accretion and amortization, increased three basis points from the trailing quarter to 3.04%. The average yield on total loans decreased 13 basis points to 5.85% for the quarter ended March 31, 2026, compared to the trailing quarter, while the average cost of deposits, including non-interest-bearing deposits, decreased 16 basis points to 1.94% for the quarter ended March 31, 2026.
•The Company's loan-to-deposit ratio increased slightly to 102.9% as of March 31, 2026, compared to 101.2% as of December 31, 2025. The primary reasons for the increase in the loan-to-deposit ratio were seasonal municipal deposit outflow and a reduction in brokered deposits. Total non-maturity core business and consumer deposits increased $66.5 million or 2.2% annualized, to $12.40 billion as of March 31, 2026, from $12.33 billion as of December 31, 2025.

•The Company recorded a $2.1 million recapture of previous provisions for credit losses, which included a $4.7 million recapture of provision on loans, partially offset by a $2.5 million provision related to off-balance sheet credit exposures for the quarter ended March 31, 2026. Additionally, total net charge-offs of $3.1 million for the quarter represented an annualized 6 basis points of average loans. The allowance for credit losses as a percentage of loans decreased to 0.90% as of March 31, 2026, from 0.95% as of December 31, 2025.
•Insurance agency revenue increased $1.2 million or 21.2%, versus the same period in 2025, while pre-tax insurance agency net income increased $424,000 or 14.7% versus the same period in 2025. Wealth management revenues were up modestly year-over-year to $7.4 million, with AUM increasing slightly during that time period to $4.16 billion.
•As of March 31, 2026, the Company's loan pipeline, consisting of work-in-process and loans approved pending closing, totaled $3.11 billion, with a weighted average interest rate of 6.24%.
•Non-performing loans to total loans as of March 31, 2026 increased to 0.73% from 0.40% as of December 31, 2025, while non-performing assets to total assets as of March 31, 2026 increased to 0.58% from 0.32% as of December 31, 2025. The $64.5 million increase in non-performing loans as of March 31, 2026, compared to the trailing quarter, was primarily driven by the addition of four commercial loans on senior housing properties totaling $82.1 million that are the subject of related bankruptcy filings, partially offset by payoffs. These loans have no prior charge-off history and require no specific reserve allocations due to strong collateral values. Appraisals received in 2026 reflect loan-to-value ratios for the collateral properties of 32.9%, 51.7%, 61.3%, and 81.9%.
•Tangible book value per share(3) increased 2.1% to $16.03 and our tangible common equity ratio(3) increased seven basis points to 8.55% as of March 31, 2026. A reconciliation between GAAP and the above non-GAAP ratios is shown on page 11 of the earnings release.
•Common stock repurchases totaled $12.4 million, or 588,923 shares at an average cost of $21.04 per share, for the three months ended March 31, 2026.
Results of Operations
Three months ended March 31, 2026 compared to the three months ended December 31, 2025
For the three months ended March 31, 2026, net income was $79.4 million, or $0.61 per basic and diluted share, compared to net income of $83.4 million, or $0.64 per basic and diluted share, for the three months ended December 31, 2025.
Net Interest Income and Net Interest Margin
Net interest income was $193.7 million for the three months ended March 31, 2026, compared to $197.4 million for the trailing quarter. The decrease in net interest income reflected two fewer calendar days in the first quarter, combined with a decrease in accelerated accretion related to pay-offs and pay-downs of loans acquired in the Lakeland merger, partially offset by favorable repricing of deposits.
The Company’s net interest margin decreased four basis points to 3.40% for the quarter ended March 31, 2026, from 3.44% for the trailing quarter. The weighted average yield on interest-earning assets for the quarter ended March 31, 2026 decreased 13 basis points to 5.53%, compared to the trailing quarter. The weighted average cost of interest-bearing liabilities for the quarter ended March 31, 2026 decreased 12 basis points from the trailing quarter to 2.71%. The average cost of interest-bearing deposits for the quarter ended March 31, 2026 decreased 21 basis points to 2.39%, compared to 2.60% for the trailing quarter. The average cost of total deposits, including non-interest-bearing deposits, was 1.94% for the quarter ended March 31, 2026, compared to 2.10% for the trailing quarter. The average cost of borrowed funds for the quarter ended March 31, 2026 was 3.90%, compared to 3.94% for the quarter ended December 31, 2025.

Provision for Credit Losses
For the quarter ended March 31, 2026, the Company recorded a $2.1 million recapture of previous provisions for credit losses compared to a $1.2 million recapture of previous provisions for credit losses for the trailing quarter. The recapture of provision in the current quarter consisted of a $4.7 million recapture of provision related to loans, partially offset by a $2.5 million provision related to off-balance sheet credit exposures, compared with a provision for credit losses on loans of $2.0 million and a $3.2 million recapture of provision related to off-balance sheet credit exposures, respectively, for the quarter ended December 31, 2025. The recapture of the provision for credit losses on loans in the quarter was primarily due to a reduction in specific reserves on individually evaluated loans. For the three months ended March 31, 2026, net charge-offs totaled $3.1 million, or an annualized 6 basis points of average loans, compared with net charge-offs of $4.2 million, or an annualized 9 basis points of average loans, for the trailing quarter.
Non-Interest Income and Expense
For the three months ended March 31, 2026, non-interest income totaled $31.5 million, an increase of $3.1 million, compared to the trailing quarter. Insurance agency income increased $3.0 million to $6.9 million for the three months ended March 31, 2026, compared to the trailing quarter, mainly due to the receipt of contingent commissions and additional business in the current quarter. BOLI income increased $1.2 million for the three months ended March 31, 2026, compared to the trailing quarter, primarily due to an increase in benefit claims, partially offset by a decrease in equity valuations. Additionally, other income increased $453,000 to $2.7 million for the three months ended March 31, 2026, compared to the trailing quarter, primarily due to an increase in profit on fixed asset sales, partially offset by a decrease in net fees on loan-level interest rate swap transactions. Partially offsetting these increases to non-interest income, net gains on securities transactions decreased $690,000 for the three months ended March 31, 2026, compared to the trailing quarter, primarily due to prior quarter gains on calls of corporate securities, while fee income decreased $636,000 to $10.5 million for the three months ended March 31, 2026, compared to the trailing quarter.
Non-interest expense totaled $117.1 million for the three months ended March 31, 2026, an increase of $2.5 million, compared to $114.7 million for the trailing quarter. Compensation and benefits expense increased $1.9 million to $66.2 million for the three months ended March 31, 2026, compared to $64.3 million for the trailing quarter. The increase in compensation and benefits expense was primarily due to increases in salary expense related to company-wide annual merit increases and employer payroll tax expense, partially offset by decreases in the accrual for performance-based incentive and stock-based compensation. Additionally, net occupancy expense increased $1.9 million to $15.0 million for the three months ended March 31, 2026, compared to the trailing quarter, largely due to seasonal increases in snow removal, utilities and other maintenance costs. Partially offsetting these increases in non-interest expense, other operating expenses decreased $1.5 million to $14.0 million for the three months ended March 31, 2026, compared to $15.4 million for the trailing quarter, primarily due to decreases in legal and professional expenses.
The Company’s annualized adjusted non-interest expense as a percentage of average assets(5) totaled 1.90% for the quarter ended March 31, 2026, compared to 1.84% for the trailing quarter. The efficiency ratio (adjusted non-interest expense divided by the sum of net interest income and non-interest income)(6) was 52.02% for the three months ended March 31, 2026, compared to 50.97% for the trailing quarter.
Income Tax Expense
For the three months ended March 31, 2026, the Company's income tax expense was $30.8 million with an effective tax rate of 27.9%, compared with income tax expense of $28.8 million with an effective tax rate of 25.7% for the trailing quarter. The increase in tax expense and the effective tax rate for the three months ended March 31, 2026, compared with the trailing quarter, was largely due to the purchase of tax credits recognized in the prior quarter which reduced tax expense by $3.4 million, partially offset by a discrete item related to stock-based compensation in the current quarter.

Three months ended March 31, 2026 compared to the three months ended March 31, 2025
For the three months ended March 31, 2026, net income was $79.4 million, or $0.61 per basic and diluted share, compared to net income of $64.0 million, or $0.49 per basic and diluted share, for the three months ended March 31, 2025.
Net Interest Income and Net Interest Margin
Net interest income increased $12.0 million to $193.7 million for the three months ended March 31, 2026, from $181.7 million for same period in 2025. The increase in net interest income was primarily due to originations of new loans, combined with favorable repricing of deposits, partially offset by a decrease in lower-costing deposits.
The Company’s net interest margin increased six basis points to 3.40% for the quarter ended March 31, 2026, from 3.34% for the same period last year. The weighted average yield on interest-earning assets for the quarter ended March 31, 2026 decreased 10 basis points to 5.53%, compared to 5.63% for the quarter ended March 31, 2025. The weighted average cost of interest-bearing liabilities decreased 19 basis points for the quarter ended March 31, 2026 to 2.71%, compared to 2.90% for the first quarter of 2025. The average cost of interest-bearing deposits for the quarter ended March 31, 2026 was 2.39%, compared to 2.64% for the same period last year. Average non-interest-bearing demand deposits decreased $74.6 million to $3.64 billion for the quarter ended March 31, 2026, compared to $3.72 billion for the quarter ended March 31, 2025. The average cost of total deposits, including non-interest-bearing deposits, was 1.94% for the quarter ended March 31, 2026, compared with 2.11% for the quarter ended March 31, 2025. The average cost of borrowed funds for the quarter ended March 31, 2026 was 3.90%, compared to 3.76% for the same period last year.
Provision for Credit Losses
For the quarter ended March 31, 2026, the Company recorded a $2.1 million recapture of previous provisions for credit losses compared to a $635,000 provision for credit losses for the first quarter of 2025. The recapture of provision consisted of a $4.7 million recapture of provision related to loans, partially offset by a $2.5 million provision related to off-balance sheet credit exposures, compared with provisions for credit losses on loans and off-balance sheet credit exposures of $325,000 and $310,000, respectively, for the quarter ended March 31, 2025. The recapture of the provision for credit losses on loans in the current quarter was primarily due to a reduction in specific reserves on individually evaluated loans. For the three months ended March 31, 2026, net charge-offs totaled $3.1 million, or an annualized 6 basis points of average loans, compared with net charge-offs of $2.0 million, or an annualized 4 basis points of average loans, for the same period last year.
Non-Interest Income and Expense
Non-interest income totaled $31.5 million for the quarter ended March 31, 2026, an increase of $4.4 million, compared to the same period in 2025. BOLI income increased $1.9 million to $4.0 million for the three months ended March 31, 2026, compared to the prior year quarter, primarily due to an increase in benefit claims. Insurance agency income increased $1.2 million to $6.9 million for the three months ended March 31, 2026, compared to the quarter ended March 31, 2025, largely due to an increase in contingency income and business activity. Fee income increased $809,000 to $10.5 million for the three months ended March 31, 2026, compared to the prior year quarter, primarily due to increases in deposit fee income and commercial loan prepayment fees. Additionally, other income increased $486,000 to $2.7 million for the three months ended March 31, 2026, compared to the quarter ended March 31, 2025, primarily due to an increase in net gains on the sale of SBA loans, combined with an increase in gain on fixed asset sales, partially offset by a decrease in net fees on loan-level interest rate swap transactions.
For the three months ended March 31, 2026, non-interest expense totaled $117.1 million, an increase of $874,000, compared to the three months ended March 31, 2025. Compensation and benefits expense increased $3.8 million to $66.2 million for three months ended March 31, 2026, compared to $62.4 million for the same period in 2025. The increase was primarily due to an increase in salary expense associated with Company-wide annual merit increases, combined with increases in employee medical benefits and stock-based compensation expenses. Net occupancy expense increased $1.1 million to $15.0 million for the three months ended March 31, 2025, compared to the same period in 2025, largely due to increases in snow removal, utilities and other maintenance costs. Partially offsetting these increases to non-interest expense, other operating expense decreased $2.5 million to $14.0 million for the three months ended March 31, 2026, compared to $16.4 million for the three months ended March 31, 2025, largely due to a $2.7 million write-down on a foreclosed property in the prior year. Additionally, amortization of intangibles decreased $938,000 to $8.6 million for the three months ended March 31, 2025, compared to $9.5 million for 2025, primarily due to a scheduled reduction in the rate of core deposit intangible amortization related to Lakeland, while FDIC insurance expense decreased $544,000 to $2.8 million for the three months ended March 31, 2026, compared to the same period in 2025, primarily due to a decrease in the assessment rate.
The Company’s annualized adjusted non-interest expense as a percentage of average assets(5) was 1.90% for the quarter ended March 31, 2026, compared to 1.92% for the same period in 2025. The efficiency ratio (adjusted non-interest expense divided by the sum of net interest income and non-interest income)(6) was 52.02% for the three months ended March 31, 2026 compared to 54.43% for the same respective period in 2025.
Income Tax Expense
For the three months ended March 31, 2026, the Company's income tax expense was $30.8 million with an effective tax rate of 27.9%, compared with $27.8 million with an effective tax rate of 30.3% for the three months ended March 31, 2025. The increase in tax expense for the three months ended March 31, 2026, compared with the same period last year, was largely due to an increase in pre-tax income, partially offset by a discrete item related to stock-based compensation. The decrease in the effective tax rate was primarily related to ongoing benefits from tax credits recognized in the current quarter, combined with the aforementioned discrete item related to stock-based compensation.
Asset Quality
The Company’s total non-performing loans as of March 31, 2026 were $142.9 million, or 0.73% of total loans, compared $78.4 million, or 0.40% of total loans as of December 31, 2025 and $103.2 million, or 0.54% of total loans as of March 31, 2025. The $64.5 million increase in non-performing loans as of March 31, 2026, compared to the trailing quarter, was primarily driven by the addition of four commercial loans on senior housing properties totaling $82.1 million that are the subject of related bankruptcy filings, partially offset by payoffs. These loans have no prior charge-off history and require no specific reserve allocations due to strong collateral values. Appraisals received in 2026 reflect loan-to-value ratios for the collateral properties of 32.9%, 51.7%, 61.3%, and 81.9%. As of March 31, 2026, impaired loans totaled $128.4 million with related specific reserves of $1.6 million, compared with impaired loans totaling $63.3 million with related specific reserves of $5.9 million as of December 31, 2025. As of March 31, 2025, impaired loans totaled $86.1 million with related specific reserves of $7.9 million.
As of March 31, 2026, the Company’s allowance for credit losses related to loans held for investment was 0.90% of total loans, compared to 0.95% and 1.02% as of December 31, 2025 and March 31, 2025, respectively. The allowance for credit losses decreased $7.8 million to $177.0 million as of March 31, 2026, from $184.8 million as of December 31, 2025. The decrease in the allowance for credit losses on loans at March 31, 2026 compared to December 31, 2025 was due to a $4.7 million recapture of previous provisions for credit losses, combined with net charge-offs of $3.1 million, of which $2.5 million had been previously reserved for.

The following table shows accruing past due loans and non-accrual loans on the dates indicated, as well as certain asset quality ratios.

	March 31, 2026		December 31, 2025		March 31, 2025
	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans	Number of Loans	Principal Balance of Loans
	(Dollars in thousands)
Accruing past due loans:
30 to 59 days past due:
Commercial mortgage loans	4	$2,665	8	$15,652	8	$13,696
Multi-family mortgage loans	1	694	—	—	1	7,433
Construction loans	1	6,639	—	—	—	—
Residential mortgage loans	25	5,123	34	8,344	27	6,905
Total mortgage loans	31	15,121	42	23,996	36	28,034
Commercial loans	22	10,359	9	1,303	37	12,422
Consumer loans	42	3,588	49	2,209	22	1,604
Total 30 to 59 days past due	95	$29,068	100	$27,508	95	$42,060

60 to 89 days past due:
Commercial mortgage loans	—	$—	—	$—	2	$196
Multi-family mortgage loans	—	—	1	932	—	—
Construction loans	—	—	—	—	—	—
Residential mortgage loans	22	6,893	16	4,177	18	5,009
Total mortgage loans	22	6,893	17	5,109	20	5,205
Commercial loans	6	2,520	3	633	15	2,849
Consumer loans	12	634	14	781	12	854
Total 60 to 89 days past due	40	10,047	34	6,523	47	8,908
Total accruing past due loans	135	$39,115	134	$34,031	142	$50,968

Non-accrual:
Commercial mortgage loans	9	$21,977	11	$26,856	18	$42,931
Multi-family mortgage loans	1	275	3	2,268	5	7,294
Construction loans	1	3,278	1	5,159	3	18,929
Residential mortgage loans	27	8,669	32	9,062	22	5,246
Total mortgage loans	38	34,199	47	43,345	48	74,400
Commercial loans	41	107,398	28	33,219	83	23,580
Consumer loans	23	1,327	27	1,856	19	1,352
Total non-accrual loans	102	$142,924	102	$78,420	150	$99,332

Non-performing loans to total loans held for investment		0.73%		0.40%		0.53%
Allowance for loan losses to total non-performing loans		123.84%		235.61%		185.78%
Allowance for loan losses to total loans		0.90%		0.95%		1.02%
There were no non-accrual or past due loans held for sale as of March 31, 2026. As of March 31, 2025, total non-accrual loans held for sale, which are not in the tables above, totaled $3.9 million. Additionally, as of March 31, 2025, total past due loans held for sale, including non-accrual loans held for sale, totaled $5.8 million.
As of March 31, 2026 and December 31, 2025, the Company held foreclosed assets of $2.0 million. Foreclosed assets as of March 31, 2026 were comprised of commercial real estate. Total non-performing assets as of March 31, 2026 increased $64.5 million to $144.9 million, or 0.58% of total assets, from $80.4 million, or 0.32% of total assets as of December 31, 2025.

Balance Sheet Summary
Total assets as of March 31, 2026 were $25.20 billion, a $221.0 million increase from December 31, 2025. The increase in total assets was primarily due to a $143.6 million increase in total loans and a $60.9 million increase in total investments.
The Company’s loans held for investment portfolio totaled $19.65 billion as of March 31, 2026 and $19.50 billion as of December 31, 2025. The portfolio consisted of the following:

	March 31, 2026	December 31, 2025
	(Dollars in thousands)
Mortgage loans:
Commercial	$7,423,652	$7,398,792
Multi-family	3,724,236	3,667,337
Construction	640,929	662,112
Residential	1,960,861	1,974,324
Total mortgage loans	13,749,678	13,702,565
Commercial loans	4,966,608	4,843,466
Mortgage warehouse lines	334,505	357,051
Consumer loans	608,016	612,431
Total gross loans	19,658,807	19,515,513
Premiums on purchased loans	1,700	1,524
Net deferred fees and unearned discounts	(12,805)	(12,976)
Total loans	$19,647,702	$19,504,061
During the three months ended March 31, 2026, the loans held for investment portfolio had net increases of $123.1 million of commercial loans, $56.9 million of multi-family loans and $24.9 million of commercial mortgage loans, partially offset by net decreases of $22.5 million of mortgage warehouse lines, $21.2 million of construction loans and $13.5 million of residential mortgage loans. Total commercial loans, consisting of commercial real estate, multi-family, commercial and construction loans, as well as mortgage warehouse lines, represented 86.9% of the loan portfolio as of March 31, 2026, compared to 86.7% as of December 31, 2025.
For the three months ended March 31, 2026, loan funding, including advances on lines of credit, totaled $2.42 billion, compared with $1.93 billion for the same period in 2025.
As of March 31, 2026, the Company’s unfunded loan commitments totaled $3.96 billion, including commitments of $2.49 billion in commercial loans, $599.4 million in construction loans and $147.8 million in commercial mortgage loans. Unfunded loan commitments as of December 31, 2025 and March 31, 2025 were $3.71 billion and $2.88 billion, respectively.
The loan pipeline, consisting of work-in-process and loans approved pending closing, totaled $3.11 billion as of March 31, 2026, compared to $2.74 billion and $2.77 billion as of December 31, 2025 and March 31, 2025, respectively.
Total investment securities were $3.53 billion as of March 31, 2026, a $60.9 million increase from December 31, 2025. This increase was primarily due to purchases of mortgage-backed securities and a decrease in unrealized losses on available for sale debt securities.
Total deposits decreased $178.4 million during the three months ended March 31, 2026, to $19.10 billion. Total savings and demand deposit accounts decreased $80.7 million to $15.91 billion as of March 31, 2026, while total time deposits decreased $97.7 million to $3.19 billion as of March 31, 2026. The decrease in savings and demand deposits consisted of a $147.2 decrease in municipal deposits and a $42.8 million decrease in interest bearing brokered deposits, partially offset a $53.4 million increase in money market deposits, a $12.4 million increase in savings deposits and a $2.3 million increase in non-interest-bearing demand deposits. The decrease in municipal deposits was mainly due to seasonal outflows. The decrease in time deposits consisted of an $82.5 million decrease in brokered time deposits, combined with a $15.2 million decrease in retail time deposits.
Borrowed funds increased $371.0 million during the three months ended March 31, 2026, to $2.48 billion. The increase in borrowings was largely used to fund seasonal outflows in municipal deposits and replace maturing brokered deposits. Borrowed funds represented 9.9% of total assets as of March 31, 2026, an increase from 8.5% as of December 31, 2025.
Stockholders’ equity increased $29.7 million during the three months ended March 31, 2026, to $2.86 billion, primarily due to net income earned for the period and a decrease in unrealized losses on available for sale debt securities, partially offset by cash dividends paid to stockholders and common stock repurchases. For the three months ended March 31, 2026, common stock repurchases totaled 588,923 shares at an average cost of $21.04 per share, of which 100,381 shares at an average cost of $21.29 were made in connection with withholding to cover income taxes on the vesting of stock-based compensation. As of March 31, 2026, approximately $2.2 million shares remained eligible for repurchase under the current authorization. Book value per share and tangible book value per share(3) as of March 31, 2026 were $21.97 and $16.03, respectively, compared with $21.69 and $15.70, respectively, as of December 31, 2025.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "Commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout New Jersey, Bucks, Lehigh and Northampton counties in Pennsylvania, as well as Orange, Queens and Nassau Counties in New York. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company and insurance services through its wholly owned subsidiary, Provident Protection Plus, Inc.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Thursday, April 30, 2026 at 10:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2026. The call may be accessed by dialing 1-888-412-4131 (United States Toll Free) and 1-646-960-0134 (United States Local). Speakers will need to enter conference ID code (3610756) before being met by a live operator. Internet access to the call is also available (listen only) at provident.bank by going to Investor Relations and clicking on "Webcast."
A supplemental 1st Quarter 2026 results investor presentation is also available on our investor relations website under “Presentations.”
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company's Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, inflation and unemployment, competitive products and pricing, real estate values, fiscal and monetary policies of the U.S. Government, tariffs, changes in accounting policies and practices that may be adopted by the regulatory agencies and the accounting standards setters, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, potential goodwill impairment, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date they are made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not assume any duty, and does not undertake, to update any forward-looking statements to reflect events or circumstances after the date of this statement.
Footnotes
(1) Annualized adjusted pre-provision, net-revenue return on average assets, annualized return on average tangible equity, tangible common equity capital ratio, tangible book value per share, annualized adjusted non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	As of or for the Three months ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Statement of Income
Net interest income	$193,743	$197,411	$181,728
Provision for credit losses	(2,116)	(1,213)	638
Non-interest income	31,453	28,311	27,030
Non-interest expense	117,141	114,690	116,267
Income before income tax expense	110,171	112,245	91,853
Net income	79,417	83,431	64,028
Diluted earnings per share	$0.61	$0.64	$0.49
Interest rate spread	2.82%	2.83%	2.73%
Net interest margin	3.40%	3.44%	3.34%

Profitability
Annualized return on average assets	1.29%	1.34%	1.08%
Annualized adjusted return on average assets (1)	1.29%	1.34%	1.11%
Annualized return on average equity	11.21%	11.78%	9.84%
Annualized adjusted return on average equity (1)	11.21%	11.78%	10.13%
Annualized return on average tangible equity (1)	16.58%	17.58%	15.73%
Annualized adjusted return on average tangible equity (1)	16.58%	17.58%	16.15%
Annualized adjusted non-interest expense to average assets (3)	1.90%	1.84%	1.92%
Efficiency ratio (4)	52.02%	50.97%	54.43%

Asset Quality
Non-accrual loans	$142,924	$78,420	$103,224
90+ and still accruing	—	—	—
Non-performing loans	142,924	78,420	103,224
Foreclosed assets	2,015	2,015	6,755
Non-performing assets	144,939	80,435	109,979
Non-performing loans to total loans	0.73%	0.40%	0.54%
Non-performing assets to total assets	0.58%	0.32%	0.45%
Allowance for loan losses	$176,997	$184,767	$191,770
Allowance for loan losses to total non-performing loans	123.84%	235.61%	185.78%
Allowance for loan losses to total loans	0.90%	0.95%	1.02%
Net loan charge-offs	$3,120	$4,152	$1,987
Annualized net loan charge-offs to average total loans	0.06%	0.09%	0.04%

Average Balance Sheet Data
Assets	$25,026,414	$24,775,214	$24,049,318
Loans, net	19,354,543	19,149,055	18,590,877
Earning assets	23,062,832	22,798,735	21,946,053
Core deposits	16,010,204	16,291,161	15,497,343
Borrowings	2,184,719	1,531,419	1,918,069
Interest-bearing liabilities	18,188,298	17,867,637	17,297,892
Stockholders' equity	2,873,113	2,810,166	2,638,361
Average yield on interest-earning assets	5.53%	5.66%	5.63%
Average cost of interest-bearing liabilities	2.71%	2.83%	2.90%

Notes and Reconciliation of GAAP and Non-GAAP Financial Measures
(Dollars in Thousands, except share data)
The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

(1) Annualized Adjusted Return on Average Assets, Equity and Tangible Equity
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net Income	$79,417	$83,431	$64,028
Write-down on ORE property	—	—	2,690
Less: income tax expense	—	—	(809)
Annualized adjusted net income	$79,417	$83,431	$65,909
Plus: Amortization of Intangibles (net of tax)	$6,170	$6,180	$6,642
Annualized adjusted net income for annualized adjusted return on average tangible equity	$85,587	$89,611	$72,551

Average assets	$25,026,414	$24,775,214	$24,049,318
Average equity	$2,873,113	$2,810,166	$2,638,361
Average tangible equity	$2,093,975	$2,022,451	$1,822,407

Annualized Adjusted Return on Average Assets	1.29%	1.34%	1.11%
Annualized Adjusted Return on Average Equity	11.21%	11.78%	10.13%
Annualized Adjusted Return on Average Tangible Equity	16.58%	17.58%	16.15%

(2) Annualized adjusted pre-provision, net-revenue ("PPNR") returns on average assets, average equity and average tangible equity
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net income	$79,417	$83,431	$64,028
Adjustments to net income:
Provision (release) charge for credit losses	(2,116)	(1,213)	638
Write-down on ORE property	—	—	2,690
Income tax expense	30,754	28,814	27,825
PPNR income	$108,055	$111,032	$95,181

Annualized adjusted PPNR income	$438,223	$440,507	$386,012
Average assets	$25,026,414	$24,775,214	$24,049,318
Average equity	$2,873,113	$2,810,166	$2,638,361
Average tangible equity	$2,093,975	$2,022,451	$1,822,407

Annualized adjusted PPNR return on average assets	1.75%	1.78%	1.61%
Annualized adjusted PPNR return on average equity	15.25%	15.68%	14.63%
Annualized adjusted PPNR return on average tangible equity	20.93%	21.78%	21.18%

(3) Tangible Common Equity Ratio, Book and Tangible Book Value per Share	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Total assets	$25,201,690	$24,980,710	$24,224,759
Less: total intangible assets	773,585	782,152	809,725
Total tangible assets	$24,428,105	$24,198,558	$23,415,034

Total stockholders' equity	$2,862,869	$2,833,212	$2,658,794
Less: total intangible assets	773,585	782,152	809,725
Total tangible stockholders' equity	$2,089,284	$2,051,060	$1,849,069

Tangible common equity ratio	8.55%	8.48%	7.90%

Shares outstanding	130,311,796	130,619,949	130,661,195

Book value per share (total stockholders' equity/shares outstanding)	$21.97	$21.69	$20.35
Tangible book value per share (total tangible stockholders' equity/shares outstanding)	$16.03	$15.70	$14.15

(4) Annualized Return on Average Tangible Equity
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Total average stockholders' equity	$2,873,113	$2,810,166	$2,638,361
Less: total average intangible assets	779,138	787,715	815,954
Total average tangible stockholders' equity	$2,093,975	$2,022,451	$1,822,407

Net income	79,417	83,431	64,028
Plus: Amortization of Intangibles, net of tax	6,170	6,180	6,642
Total adjusted net income	$85,587	$89,611	$70,670

Annualized return on average tangible equity (net income/total average tangible stockholders' equity)	16.58%	17.58%	15.73%

(5) Annualized Adjusted Non-Interest Expense to Average Assets
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Reported non-interest expense	$117,141	$114,690	$116,267
Adjustments to non-interest expense:
Write-down on ORE property	—	—	2,690
Adjusted non-interest expense	$117,141	$114,690	$113,577

Annualized adjusted non-interest expense	$475,072	$455,020	$460,618

Average assets	$25,026,414	$24,775,214	$24,049,318

Annualized adjusted non-interest expense/average assets	1.90%	1.84%	1.92%

(6) Efficiency Ratio Calculation
	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net interest income	$193,743	$197,411	$181,728
Non-interest income	31,453	28,311	27,030
Adjustments to non-interest income:
Net gain on securities transactions	—	(690)	(87)
Adjusted non-interest income	$31,453	$27,621	$26,943
Total income	$225,196	$225,032	$208,671

Adjusted non-interest expense	$117,141	$114,690	$113,577

Efficiency ratio (adjusted non-interest expense/income)	52.02%	50.97%	54.43%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
March 31, 2026 (Unaudited) and December 31, 2025
(Dollars in Thousands)

Assets	March 31, 2026	December 31, 2025
Cash and cash equivalents	$222,083	$211,484
Available for sale debt securities, at fair value	3,240,067	3,164,756
Held to maturity debt securities, (net of $15,000 allowance as of March 31, 2026 (unaudited) and $16,000 allowance as of December 31, 2025)	267,653	282,127
Equity securities, at fair value	19,893	19,875
Federal Home Loan Bank stock	132,510	115,687
Loans held for sale	7,516	14,710
Loans held for investment	19,647,702	19,504,061
Less allowance for credit losses	176,997	184,767
Net loans	19,478,221	19,334,004
Foreclosed assets, net	2,015	2,015
Banking premises and equipment, net	110,356	113,328
Accrued interest receivable	97,726	95,798
Intangible assets	773,585	782,152
Bank-owned life insurance	413,337	414,371
Other assets	444,244	445,113
Total assets	$25,201,690	$24,980,710

Liabilities and Stockholders' Equity
Deposits:
Demand deposits	$14,286,558	$14,402,148
Savings deposits	1,624,122	1,589,259
Certificates of deposit of $250,000 or more	942,746	929,989
Other time deposits	2,246,876	2,357,287
Total deposits	19,100,302	19,278,683
Mortgage escrow deposits	48,310	40,253
Borrowed funds	2,482,979	2,111,955
Subordinated debentures	407,824	406,582
Other liabilities	299,406	310,025
Total liabilities	22,338,821	22,147,498

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 137,565,966 shares issued and 130,311,796 shares outstanding as of March 31, 2026 and 130,619,949 outstanding as of December 31, 2025.	1,376	1,376
Additional paid-in capital	1,847,737	1,844,949
Retained earnings	1,202,413	1,154,364
Accumulated other comprehensive loss	(86,423)	(76,183)
Treasury stock	(102,234)	(91,294)
Total stockholders' equity	2,862,869	2,833,212
Total liabilities and stockholders' equity	$25,201,690	$24,980,710

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three months ended March 31, 2026, December 31, 2025 and March 31, 2025
(Dollars in Thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Interest and dividend income:
Real estate secured loans	$191,503	$196,082	$187,054
Commercial loans	77,901	81,652	75,819
Consumer loans	9,900	10,504	10,158
Available for sale debt securities, equity securities and Federal Home Loan Bank stock	33,282	33,981	29,644
Held to maturity debt securities	1,794	1,835	1,996
Deposits, federal funds sold and other short-term investments	686	785	675
Total interest income	315,066	324,839	305,346

Interest expense:
Deposits	91,936	104,232	97,420
Borrowed funds	21,011	15,199	17,778
Subordinated debt	8,376	7,997	8,420
Total interest expense	121,323	127,428	123,618
Net interest income	193,743	197,411	181,728
Provision for credit losses	(2,116)	(1,213)	638
Net interest income after provision for credit losses	195,859	198,624	181,090

Non-interest income:
Fees	10,464	11,100	9,655
Wealth management income	7,402	7,627	7,328
Insurance agency income	6,850	3,854	5,651
Bank-owned life insurance	4,034	2,790	2,092
Net gain on securities transactions	—	690	87
Other income	2,703	2,250	2,217
Total non-interest income	31,453	28,311	27,030

Non-interest expense:
Compensation and employee benefits	66,196	64,316	62,366
Net occupancy expense	14,985	13,078	13,927
Data processing expense	9,646	9,110	9,605
FDIC Insurance	2,841	2,758	3,385
Amortization of intangibles	8,563	8,578	9,501
Advertising and promotion expense	938	1,406	1,060
Other operating expenses	13,972	15,444	16,423
Total non-interest expense	117,141	114,690	116,267
Income before income tax expense	110,171	112,245	91,853
Income tax expense	30,754	28,814	27,825
Net income	$79,417	$83,431	$64,028

Basic earnings per share	$0.61	$0.64	$0.49
Average basic shares outstanding	130,511,676	130,530,391	130,325,393

Diluted earnings per share	$0.61	$0.64	$0.49
Average diluted shares outstanding	130,588,635	130,589,271	130,380,475

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Dollars in Thousands) (Unaudited)
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-Earning Assets:
Deposits	$76,589	$686	3.63%	$90,490	$785	3.44%	$80,074	$675	4.21%
Available for sale debt securities	3,217,568	31,458	3.91%	3,161,753	31,622	4.00%	2,827,699	27,485	3.89%
Held to maturity debt securities, net (1)	273,845	1,794	2.62%	287,635	1,835	2.55%	320,036	1,996	2.50%
Equity securities, at fair value	19,988	120	2.42%	19,781	143	2.90%	19,840	136	2.74%
Total securities	3,511,401	33,372	3.80%	3,469,169	33,600	3.87%	3,167,575	29,617	3.74%
Federal Home Loan Bank stock	120,299	1,704	5.67%	90,021	2,216	9.76%	107,527	2,023	7.53%
Net loans: (2)
Total mortgage loans	13,590,636	191,503	5.70%	13,501,084	196,082	5.77%	13,297,168	187,054	5.70%
Total commercial loans	5,157,785	77,901	6.13%	5,036,657	81,652	6.43%	4,684,572	75,819	6.56%
Total consumer loans	606,122	9,900	6.62%	611,314	10,504	6.82%	609,137	10,158	6.76%
Total net loans	19,354,543	279,304	5.85%	19,149,055	288,238	5.98%	18,590,877	273,031	5.95%
Total interest-earning assets	$23,062,832	$315,066	5.53%	$22,798,735	$324,839	5.66%	$21,946,053	$305,346	5.63%

Non-Interest Earning Assets:
Cash and due from banks	171,092			152,621			134,205
Other assets	1,792,490			1,823,858			1,969,060
Total assets	$25,026,414			$24,775,214			$24,049,318

Interest-Bearing Liabilities:
Demand deposits	$10,759,045	$63,358	2.39%	$10,960,066	$72,283	2.62%	$10,095,570	$65,433	2.63%
Savings deposits	1,606,554	840	0.21%	1,585,837	889	0.22%	1,682,596	924	0.22%
Time deposits	3,230,961	27,738	3.48%	3,384,538	31,060	3.64%	3,199,620	31,063	3.94%
Total Deposits	15,596,560	91,936	2.39%	15,930,441	104,232	2.60%	14,977,786	97,420	2.64%

Borrowed funds	2,184,719	21,011	3.90%	1,531,419	15,199	3.94%	1,918,069	17,778	3.76%
Subordinated debentures	407,019	8,376	8.35%	405,777	7,997	7.82%	402,037	8,420	8.49%
Total interest-bearing liabilities	18,188,298	121,323	2.71%	17,867,637	127,428	2.83%	17,297,892	123,618	2.90%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	3,644,605			3,745,258			3,719,177
Other non-interest bearing liabilities	320,398			352,153			393,888
Total non-interest bearing liabilities	3,965,003			4,097,411			4,113,065
Total liabilities	22,153,301			21,965,048			21,410,957
Stockholders' equity	2,873,113			2,810,166			2,638,361
Total liabilities and stockholders' equity	$25,026,414			$24,775,214			$24,049,318

Net interest income		$193,743			$197,411			$181,728

Net interest rate spread			2.82%			2.83%			2.73%
Net interest-earning assets	$4,874,534			$4,931,098			$4,648,161

Net interest margin (3)			3.40%			3.44%			3.34%

Ratio of interest-earning assets to total interest-bearing liabilities	1.27x			1.28x			1.27x

(1)	Average outstanding balance amounts shown are amortized cost, net of allowance for credit losses.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include loans held for sale and non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
Interest-Earning Assets:
Securities	3.80%	3.87%	3.89%	3.81%	3.74%
Net loans	5.85%	5.98%	6.09%	6.01%	5.95%
Total interest-earning assets	5.53%	5.66%	5.76%	5.68%	5.63%

Interest-Bearing Liabilities:
Total deposits	2.39%	2.60%	2.67%	2.62%	2.64%
Total borrowings	3.90%	3.94%	3.96%	3.94%	3.76%
Total interest-bearing liabilities	2.71%	2.83%	2.96%	2.94%	2.90%

Interest rate spread	2.82%	2.83%	2.80%	2.74%	2.73%
Net interest margin	3.40%	3.44%	3.43%	3.36%	3.34%

Ratio of interest-earning assets to interest-bearing liabilities	1.27x	1.28x	1.27x	1.27x	1.27x